Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS THIRD QUARTER 2023 RESULTS

Third quarter 2023 results:

•
Revenue of $720 million
•
GAAP operating income of $30 million, up 20% year-over-year
•
Non-GAAP(1) operating income of $34 million, up 22% year-over-year
•
GAAP and non-GAAP earnings per share of $0.57

TEMPE, AZ, October 25, 2023 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2023.

	Three Months Ended
	September 30,	June 30,	September 30,
In millions, except EPS	2023	2023	2022
Sales	$720	$733	$772
Net income	$20	$14	$19
Income from operations	$30	$24	$25
Net income – non-GAAP(1)	$21	$17	$20
Income from operations – non-GAAP(1)	$34	$29	$28
Diluted earnings per share	$0.57	$0.39	$0.53
Diluted EPS – non-GAAP(1)	$0.57	$0.48	$0.57
Operating margin	4.2%	3.3%	3.3%
Operating margin – non-GAAP(1)	4.7%	4.0%	3.6%

(1) A reconciliation of GAAP and non-GAAP results is included below.

“Benchmark’s strategy is to serve high-complexity growth opportunities within our targeted sectors. This focus, coupled with the team’s commitment to operational improvement, enabled us to deliver another set of strong results in the third quarter,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “I am proud of the team’s continued execution despite the dynamic market environment. Looking forward, we remain focused on delivering continued operating leverage and believe we are well positioned to capitalize on the opportunities in front of us.”

Cash Conversion Cycle

	September 30,	June 30,	September 30,
	2023	2023	2022
Accounts receivable days	60	59	56
Contract asset days	24	23	22
Inventory days	100	102	95
Accounts payable days	(53)	(56)	(67)
Advance payments from customers days	(26)	(25)	(27)
Cash Conversion Cycle days	105	103	79

Third Quarter 2023 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) were as follows.

	September 30,		June 30,		September 30,
	2023		2023		2022
Medical	$149	21%	$145	20%	$166	21%
Semi-Cap	165	23	164	22	186	24
A&D	100	14	80	11	86	11
Industrials	154	21	167	23	155	20
Advanced Computing	66	9	81	11	95	13
Next Gen Communications	86	12	96	13	84	11
Total	$720	100%	$733	100%	$772	100%

Revenue decreased quarter over quarter and year over year primarily due to a decrease in Advanced Computing of 19% and 30%, respectively, due to completion of a high performance compute program, partially offset by an increase in A&D of 24% and 16%, respectively.

Fourth Quarter 2023 Guidance

•
Revenue between $675 - $725 million
•
Diluted GAAP earnings per share between $0.49 - $0.55
•
Diluted non-GAAP earnings per share between $0.54 - $0.60 (excluding restructuring charges and other costs and amortization of intangibles)

Restructuring charges are expected to range between $0.8 million and $1.2 million in the fourth quarter and the amortization of intangibles is expected to be $1.2 million in the fourth quarter.

Third Quarter 2023 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the Company’s outlook and guidance for fourth quarter and fiscal year 2023 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges and amortization of intangibles, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including trade restrictions and sanctions, or the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company's operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Sales	$719,695	$771,575	$2,147,622	$2,135,687
Cost of sales	650,618	704,825	1,947,556	1,952,579
Gross profit	69,077	66,750	200,066	183,108
Selling, general and administrative expenses	35,509	38,544	111,379	110,675
Amortization of intangible assets	1,592	1,591	4,775	4,792
Restructuring charges and other costs	1,635	1,331	6,348	4,518
Income from operations	30,341	25,284	77,564	63,123
Interest expense	(8,475)	(3,493)	(23,183)	(7,428)
Interest income	1,343	452	4,223	843
Other income, net	2,384	1,087	280	1,577
Income before income taxes	25,593	23,330	58,884	58,115
Income tax expense	5,181	4,501	12,121	11,105
Net income	$20,412	$18,829	$46,763	$47,010
Earnings per share:
Basic	$0.57	$0.54	$1.32	$1.34
Diluted	$0.57	$0.53	$1.30	$1.32
Weighted-average number of shares used in calculating earnings per share:
Basic	35,647	35,151	35,535	35,184
Diluted	35,876	35,348	35,879	35,604

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$259,542	$207,430
Restricted cash	1,218	—
Accounts receivable, net	477,685	491,957
Contract assets	190,085	183,613
Inventories	725,349	727,749
Other current assets	53,190	41,400
Total current assets	1,707,069	1,652,149
Property, plant and equipment, net	231,661	211,478
Operating lease right-of-use assets	122,104	93,081
Goodwill and other, net	272,311	270,623
Total assets	$2,333,145	$2,227,331

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$4,281	$4,275
Accounts payable	382,170	424,272
Advance payments from customers	189,058	197,937
Accrued liabilities	123,595	122,652
Total current liabilities	699,104	749,136
Long-term debt, less current installments	428,231	320,675
Operating lease liabilities	114,279	86,687
Other long-term liabilities	28,482	44,417
Shareholders’ equity	1,063,049	1,026,416
Total liabilities and shareholders’ equity	$2,333,145	$2,227,331

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net income	$46,763	$47,010
Depreciation and amortization	34,103	32,987
Stock-based compensation expense	12,331	13,282
Accounts receivable	12,937	(123,600)
Contract assets	(6,472)	(32,487)
Inventories	1,789	(228,501)
Accounts payable	(24,420)	84,588
Advance payments from customers	(8,879)	93,476
Other changes in working capital and other, net	(30,938)	(11,472)
Net cash provided by (used in) operations	37,214	(124,717)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(66,713)	(33,594)
Other investing activities, net	588	5,666
Net cash used in investing activities	(66,125)	(27,928)

Cash flows from financing activities:
Share repurchases	—	(9,391)
Net debt activity	107,194	169,303
Other financing activities, net	(23,306)	(20,127)
Net cash provided by financing activities	83,888	139,785

Effect of exchange rate changes	(1,647)	(9,552)
Net increase (decrease) in cash and cash equivalents and restricted cash	53,330	(22,412)
Cash and cash equivalents and restricted cash at beginning of year	207,430	271,749
Cash and cash equivalents and restricted cash at end of period	$260,760	$249,337

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	September 30,
	2023	2023	2022	2023	2022
Income from operations (GAAP)	$30,341	$24,481	$25,284	$77,564	$63,123
Amortization of intangible assets	1,592	1,591	1,591	4,775	4,792
Restructuring charges and other costs	1,437	2,364	1,331	5,227	4,911
Gain on assets held for sale	—	—	—	—	(393)
Asset impairment	198	923	—	1,121	—
Customer insolvency (recovery)	—	—	(599)	—	(599)
Non-GAAP income from operations	$33,568	$29,359	$27,607	$88,687	$71,834
GAAP operating margin	4.2%	3.3%	3.3%	3.6%	3.0%
Non-GAAP operating margin	4.7%	4.0%	3.6%	4.1%	3.4%

Gross Profit (GAAP)	$69,077	$67,031	$66,750	$200,066	$183,108
Customer insolvency (recovery)	—	—	(425)	—	(425)
Non-GAAP gross profit	$69,077	$67,031	$66,325	$200,066	$182,683
GAAP gross margin	9.6%	9.1%	8.7%	9.3%	8.6%
Non-GAAP gross margin	9.6%	9.1%	8.6%	9.3%	8.6%

Selling, general and administrative expenses	$35,509	$37,672	$38,544	$111,379	$110,675
Customer insolvency (recovery)	—	—	174	—	174
Non-GAAP selling, general and administrative expenses	$35,509	$37,672	$38,718	$111,379	$110,849

Net income (GAAP)	$20,412	$13,991	$18,829	$46,763	$47,010
Amortization of intangible assets	1,592	1,591	1,591	4,775	4,792
Restructuring charges and other costs	1,437	2,364	1,331	5,227	4,911
Gain on assets held for sale	—	—	—	—	(393)
Asset impairment	198	923	—	1,121	—
Settlement	(3,375)	(1,155)	(611)	(4,530)	(611)
Customer insolvency (recovery)	—	—	(599)	—	(599)
Income tax adjustments(1)	245	(670)	(351)	(941)	(1,639)
Non-GAAP net income	$20,509	$17,044	$20,190	$52,415	$53,471

Diluted earnings per share:
Diluted (GAAP)	$0.57	$0.39	$0.53	$1.30	$1.32
Diluted (Non-GAAP)	$0.57	$0.48	$0.57	$1.46	$1.50

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,876	35,676	35,348	35,879	35,604
Diluted (Non-GAAP)	35,876	35,676	35,348	35,879	35,604

Net cash provided by (used in) operations	$37,583	$24,538	$(31,208)	$37,214	$(124,717)
Additions to property, plant and equipment and software	(19,664)	(8,318)	(8,623)	(66,713)	(33,594)
Free cash flow (used)	$17,919	$16,220	$(39,831)	$(29,499)	$(158,311)

(1) This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.